Exhibit 10.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of July 17, 2020, by and among TRINITY INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the lenders listed on the signature pages hereof (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement, dated as of November 1, 2018, by and among the Borrower, the lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.
WITNESSETH
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement on the terms and conditions set forth herein; and
WHEREAS, the Borrower, the Administrative Agent and the requisite number of Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following:
Section 1. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, on the Amendment No.1 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)    The definition of “Applicable Rate” is hereby amended and restated in its entirety to read as follows:
“Applicable Rate” means:
(a) For any day prior to the Amendment No. 1 Effective Date and after the Specified Period, with respect to any Eurocurrency Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Rate for Eurocurrency Loans”, “Applicable Rate for ABR Loans” or “Commitment Fee”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Leverage Ratio	Commitment Fee	Applicable Rate for Eurocurrency Loans	Applicable Rate for ABR Loans
Level I	< 1.00 to 1.00	0.175%	1.25%	0.25%
Level II	> 1.00 to 1.00 but < 2.00 to 1.00	0.20%	1.50%	0.50%
Level III	> 2.00 to 1.00 but < 3.00 to 1.00	0.25%	1.75%	0.75%
Level IV	> 3.00 to 1.00	0.30%	2.00%	1.00%
(b) For any day occurring during the Specified Period, with respect to any Eurocurrency Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Rate for Eurocurrency Loans”, “Applicable Rate for

ABR Loans” or “Commitment Fee”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Leverage Ratio	Commitment Fee	Applicable Rate for Eurocurrency Loans	Applicable Rate for ABR Loans
Level I	< 1.00 to 1.00	0.175%	1.25%	0.25%
Level II	> 1.00 to 1.00 but < 2.00 to 1.00	0.20%	1.50%	0.50%
Level III	> 2.00 to 1.00 but < 3.00 to 1.00	0.25%	1.75%	0.75%
Level IV	> 3.00 to 1.00 but < 4.00 to 1.00	0.35%	2.25%	1.25%
Level V	> 4.00 to 1.00	0.40%	2.50%	1.50%
In each case, the Pricing Level shall be determined in accordance with the foregoing tables based on the Borrower’s then-current Leverage Ratio.
If at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, the highest then applicable Pricing Level shall be deemed applicable for the period commencing three (3) Business Days after such required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Pricing Level shall be determined in accordance with the table above as applicable.
Adjustments, if any, to the Pricing Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).
(b)    The definition of “LIBO Rate” is hereby amended and restated in its entirety to read as follows:
“LIBO Rate” means, with respect to (a) any Eurocurrency Loan denominated in any LIBOR Quoted Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such LIBOR Quoted Currency and Interest Period; provided that, (i) if, at any time other than during the Specified Period, the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (ii) if during the Specified Period, the LIBOR Screen Rate shall be less than zero and three tenths percent (0.3%), such rate shall be deemed to be zero and three tenths percent (0.3%) for the purposes of this Agreement and (b) any Eurocurrency Borrowing denominated in any Non-Quoted Currency and for any applicable Interest Period, the applicable Local Screen Rate for such Non-Quoted Currency on the Quotation Day for such Non-Quoted Currency and Interest Period; provided that, if any Local Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate or a Local Screen Rate, as applicable, shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBOR Screen Rate or Local Screen Rate, as applicable, for such currency and such Interest Period shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
(c)    The definition of “Loan Documents” is hereby amended and restated in its entirety to read as follows:
“Loan Documents” means this Agreement, Amendment No. 1, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications, the Subsidiary Guaranty, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
(d)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:
“Amendment No.1” means that certain Amendment No.1 to Amended and Restated Credit Agreement, dated as of July 17, 2020, by and among the Borrower, the Lenders party thereto and the Administrative Agent.
“Amendment No.1 Effective Date” means July 17, 2020.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Borrower and its Restricted Subsidiaries less (b) Excluded Cash.
“Covered Party” has the meaning assigned to such term in Section 9.20.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Excluded Cash” means (a) any restricted cash or cash equivalents to pay payroll, payroll taxes, other taxes, employee wage and benefit payments of the Borrower and its Restricted Subsidiaries, (b) any restricted cash or cash equivalents to pay trust and fiduciary obligations or other obligations of the Borrower and its Restricted Subsidiaries to third parties, (c) any restricted cash or cash equivalents for which the Borrower or any Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (or, in the Borrower’s discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to pay, and (d) any cash or cash equivalents constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 9.20.
“Specified Period” means the period from and including the Amendment No. 1 Effective Date to and including the first date after delivery a compliance certificate, in the form attached hereto as Exhibit E, for a fiscal quarter ending on or after March 31, 2022 that demonstrates compliance with the Leverage Ratio then in effect.
“Supported QFC” has the meaning assigned to such term in Section 9.20.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.20.
(e)    Section 2.02 of the Credit Agreement is hereby amended by inserting a new clause (e) as follows:
(e) The Consolidated Cash Balance on and as of the date of any such Borrowing made in accordance with Sections 2.03 and 2.05 (other than a Borrowing in which the proceeds shall be used to repay an LC Disbursement or a Swingline Loan) shall not exceed $250,000,000, before and after giving effect to such Borrowing and to the application of the proceeds therefrom on or around such date, but in any event, not to exceed two Business Days after such date.
(f)    Section 6.01(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(k) in addition to Indebtedness permitted by the foregoing clauses of this Section 6.01, unsecured Indebtedness of the Borrower and its Restricted Subsidiaries, provided that: (i) the maturity of any such Indebtedness extends past the Maturity Date, (ii) no Default has occurred and is continuing at the time such Indebtedness is incurred or would result from the incurrence thereof and (iii) after giving pro forma effect to such Indebtedness, the

Borrower shall be in compliance with the financial covenants set out in Section 6.09 (including, after the Specified Period, any increase in the maximum Leverage Ratio elected by the Borrower pursuant to and in accordance with Section 6.09(a)), as calculated for the fiscal year then most recently ended as if the Indebtedness had been incurred as of the first day of each such period (and to the extent such Indebtedness bears interest at a floating rate, using the rate in effect at the time of calculation for the entire period of calculation).
(g)    Section 6.09(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a) Maximum Leverage Ratio. The Borrower will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after the fiscal quarter ending June 30, 2020, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis, to be greater than the ratio indicated below; provided that after the end of the Specified Period, as of the last day of the four (4) fiscal quarters following a Qualified Acquisition, the Borrower may elect to permit the Leverage Ratio to be greater than 3.25 to 1.00 but not greater than 3.75 to 1.00 so long as the Borrower has not previously made two such elections during the term of this Agreement.

Fiscal Quarter End Date	Maximum Leverage Ratio
June 30, 2020	3.25:1.00
September 30, 2020	3.75:1.00
December 31, 2020	4.50:1.00
March 31, 2021	4.50:1.00
June 30, 2021	4.00:1.00
September 30, 2021	4.00:1.00
March 31, 2022 and thereafter	3.25:1.00
(h)    A new Section 9.20 shall be added as follows:
SECTION 9.20. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(i)    Clause (g) in the Compliance Certificate Worksheet attached to Exhibit E is hereby amended and restated to read as follows:
(g) Maximum Leverage Ratio (from Section 6.09(a)) [3.25:1.00]
[3.75:1.00]
[4.50:1.00]
[4.50:1.00]
[4.00:1.00]
[4.00:1.00]
[3.75:1.00]
[3.25:1.00]
Section 2.    Amendment Effective Date; Conditions Precedent. This Amendment shall become effective on the date on which the following conditions have been satisfied or waived (the “Amendment No.1 Effective Date”):
(a)the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower, the Administrative Agent and each of the Required Lenders;
(b)the representations and warranties contained in Section 3 hereof shall be true and correct;
(c)the Administrative Agent and the Lenders shall have received all other fees and amounts due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the reasonable and documented out-of-pocket fees and expenses of Sidley Austin LLP, counsel to the Administrative Agent); and
(d)the Administrative Agent shall have received such other documents, instruments and agreements as the Administrative Agent shall reasonably request.
Section 3.     Representations and Warranties and Reaffirmations of the Borrower.
(a)The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement as previously executed and as modified hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally), and (ii) after giving effect to this Amendment on the Amendment No.1 Effective Date, no Default or Event of Default has occurred and is continuing.
(b)The Borrower hereby represents and warrants that the representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the Amendment No.1 Effective Date after giving effect to this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materially, in any respect) as of such earlier date, and except that the representations and warranties contained in Sections 3.04(a)(i) and (a)(ii) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.01(a) and (b) of the Credit Agreement, respectively.
(c)Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby reaffirms all covenants and other agreements set forth in the Credit Agreement as modified hereby. [Note: “Remaking” concept only applies to the representations and warranties, which are covered by clause (b) above.]
Section 4.    Reference to the Effect on the Credit Agreement.
(a)Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,”

“herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.
(b)Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.
(c)Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)Upon satisfaction of the conditions set forth in Section 2 hereof and the execution hereof by the Borrower, the Lenders and the Administrative Agent, this Amendment shall be binding upon all parties to the Credit Agreement.
(e)This Amendment shall constitute a Loan Document.
Section 5.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 7.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TRINITY INDUSTRIES, INC.,
as the Borrower
By /s/ John Lee
Name: John Lee
Title: VP Finance & Treasurer

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.

JPMORGAN CHASE BANK, N.A.,individually as a Lender and as
Administrative Agent
By: /s/ Kody J. Nerios
Name: Kody J. Nerios
Title: Authorized Officer

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.

BANK OF AMERICA, N.A.,
as a Lender
By: /s/ Allison W. Connally
Name: Allison W. Connally
Title: Senior Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Richard T. Zell
Name: Richard T. Zell
Title: Director

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.

TRUIST BANK, as successor by merger to SUNTRUST BANK,
as a Lender

By: /s/ Sarah Salmon
Name: Sarah Salmon
Title: Senior Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.

TRUIST BANK, formerly known as BRANCH BANKING & TRUST
COMPANY,
as a Lender

By: /s/ Sarah Salmon
Name: Sarah Salmon
Title: Senior Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.

REGIONS BANK, as a Lender

By: /s/ Joe Dancy
Name: Joe Dancy
Title: Senior Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Kelly Shield
Name: Kelly Shield
Title: Director

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.

AMEGY BANK, A DIVISION OF ZIONS BANCORPORATION, N.A.,
as a Lender

By: /s/ Kathy W. Magee
Name: Kathy W. Magee
Title: SVP

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement
Trinity Industries, Inc.